EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the inclusion in the Prospectus of this Post Effective Amendment No. 1 to Registration Statement (No. 333-336787) on Form SB-2 of our report dated February 6, 2002 on the financial statements of Image Technology Laboratories, Inc. (a development stage company) as of December 31, 2001, and for the years ended December 31, 2001 and 2000 and for the period from January 1, 1998 (date of inception) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.




                                                               /s/ J.H. COHN LLP
                                                               -----------------
                                                               J.H. Cohn, LLP


Roseland, New Jersey
July 9, 2002



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